Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Phoenix New Media Limited of our report dated April 28, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Phoenix New Media Limited's Annual Report on Form 20-F for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

June 13, 2022